Exhibit 23.4
June 8, 2021
Dutch Mafia,
LLC 110 SW 4th Street
Grants Pass, Oregon 97526
Attn: General Counsel
Ladies and Gentlemen:
Dutch Mafia, LLC (the "Company") has requested that Quantitative Analysis, Inc . ("Quantitative Analysis") execute this letter in connection with a proposed initial public offering by the Company (the "Transaction"), in connection with which the Company will be confidentially submitting and publicly filing a registration statement on Form S-1 (including any amendments and supplements thereto, the "Registration Statement") with the Securities and Exchange Commission and will be preparing additional materials relating to the Offering, including investor presentations, roadshow and testing-the-waters materials, as applicable. In response to such request, please be advised as follows:
1.    Quantitative Analysis consents to the Company's use of and reference to Quantitative Analysis' name and to the site forecasting models commissioned by the Company in the Registration Statement and in any additional materials relating to the Transaction.
2.    Quantitative Analysis consents to the Company's use of the research data substantially in the form furnished hereto as Exhibit A and Exhibit B and to the inclusion of such statements or research data in the Registration Statement and in any additional materials relating to the Transaction. In granting such consent, Quantitative Analysis represents that, to its knowledge, the statements made in Exhibit A are accurate and fairly present the matters referred to therein.
3.    Quantitative Analysis consents to the filing of this letter as an exhibit to the Registration Statement, if applicable .
Quantitative Analysis agrees that the existence and terms of the Transaction constitute confidential information and agrees not to disclose such confidential information to any person or entity or use such confidential information for any purpose. Quantitative Analysis further agrees that this letter satisfies the Company's obligations under Section 5 of that certain Services Contract, entered into as of March 12, 2019, by and between DB Franchising USA , LLC and Quantitative Analysis.
[Signature page follows]

Very truly yours,

Quantitative Analysis, Inc.

By:	/s/ Deborah Hayden
Name:	Deborah Hayden
Title:	President
[Signature Page to Quantitative Analysis Consent]

Exhibit A
"Based on our internal analysis and third-party research conducted by Quantitative Analysis, we believe there is long-term potential for at least 4,000 Dutch Bros locations in the United States."
"We believe there is an opportunity to significantly expand our shop base in the United States to 4,000 shops nationwide over the long-term based on current whitespace analysis completed by Quantitative Analysis with respect to population density, demographic data, competitor concentration and other variables in both new and existing markets with approximately 20% shop growth year over year."

Exhibit B

Count of, and Mean Forecasted AUV ($000) at, Selected Seeds with Forecasted AUVs of at least...

	≥ $3.0M		≥ $2.5M		≥ $2.0M		≥ $1.5M		< $1.5M		All Selected Seeds		
	Count	Mean AUV	Count	Mean AUV	Count	Mean AUV	Count	Mean AUV	Count	Mean AUV	Count	Mean AUV	Notes
Washington	-	$ -	-	$ -	1	$ 2,039	5	$ 1,800	2	$ 746	7	$ 1,499	
Oregon	-	$ -	-	$ -	3	$ 2,262	10	$ 1,896	10	$ 1,219	20	$ 1,558	
Idaho	-	$ -	-	$ -	1	$ 2,119	4	$ 1,771	2	$ 1,343	6	$ 1,628	
California*	100	$ 3,352	190	$ 3,055	296	$ 2,772	354	$ 2,610	22	$ 1,242	376	$ 2,530	*Excludes LAX & SFO Metros
Nevada	10	$ 3,352	22	$ 3,003	33	$ 2,774	42	$ 2,553	9	$ 1,111	51	$ 2,298	
Colorado	4	$ 3,264	19	$ 2,785	43	$ 2,479	72	$ 2,191	15	$ 1,164	87	$ 2,014	
Arizona	23	$ 3,361	50	$ 3,003	71	$ 2,794	89	$ 2,593	13	$ 1,161	102	$ 2,411	
Current AO	**137**	**$ 3,351**	**281**	**$ 3,023**	**448**	**$ 2,741**	**576**	**$ 2,525**	**73**	**$ 1,181**	**649**	**$ 2,374**	
Count × Average		*$ 459,054*		*$ 849,570*		*$ 1,227,879*		*$ 1,454,665*		*$ 86,249*		*$ 1,540,914*	
Montana	-	$ -	-	$ -	1	$ 2,391	3	$ 1,994	-	$ -	3	$ 1,994	
Wyoming*	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	*Too cold for consideration
Utah	9	$ 3,305	24	$ 2,943	40	$ 2,677	45	$ 2,586	2	$ 1,087	47	$ 2,523	
New Mexico	1	$ 3,260	11	$ 2,743	26	$ 2,489	39	$ 2,221	6	$ 1,241	45	$ 2,091	
Rest of West	**10**	**$ 3,301**	**35**	**$ 2,880**	**67**	**$ 2,600**	**87**	**$ 2,402**	**8**	**$ 1,203**	**95**	**$ 2,301**	
Count × Average		*$ 33,005*		*$ 100,795*		*$ 174,177*		*$ 208,993*		*$ 9,623*		*$ 218,616*	
Kansas	1	$ 3,023	13	$ 2,771	28	$ 2,481	59	$ 2,083	8	$ 1,345	67	$ 1,995	
Missouri	1	$ 3,103	23	$ 2,667	63	$ 2,364	106	$ 2,125	23	$ 1,384	129	$ 1,993	
Oklahoma	4	$ 3,272	24	$ 2,814	43	$ 2,555	82	$ 2,172	10	$ 1,439	92	$ 2,092	
Arkansas	3	$ 3,038	13	$ 2,783	35	$ 2,428	62	$ 2,130	9	$ 1,431	71	$ 2,041	
Texas	164	$ 3,397	310	$ 3,087	444	$ 2,842	512	$ 2,700	3	$ 1,365	515	$ 2,692	
Old Southwest	**173**	**$ 3,384**	**383**	**$ 3,024**	**613**	**$ 2,733**	**821**	**$ 2,486**	**53**	**$ 1,395**	**874**	**$ 2,419**	
Count × Average		*$ 585,500*		*$ 1,158,213*		*$ 1,675,193*		*$ 2,040,653*		*$ 73,944*		*$ 2,114,597*	
November, 2019	**320**	**$ 3,367**	**699**	**$ 3,017**	**1,128**	**$ 2,728**	**1,484**	**$ 2,496**	**134**	**$ 1,267**	**1,618**	**$ 2,394**	
"Target States"		***$ 1,077,560***		***$ 2,108,577***		***$ 3,077,249***		***$ 3,704,311***		***$ 169,816***		***$ 3,874,127***	
Tennessee	6	$ 3,109	27	$ 2,780	75	$ 2,435	136	$ 2,114	10	$ 1,445	146	$ 2,069	
Louisiana	13	$ 3,229	35	$ 2,910	77	$ 2,541	97	$ 2,399	2	$ 1,382	99	$ 2,378	
Mississippi	3	$ 3,116	14	$ 2,779	44	$ 2,413	58	$ 2,258	-	$ -	58	$ 2,258	
Alabama	4	$ 3,162	22	$ 2,810	63	$ 2,420	109	$ 2,148	3	$ 1,407	112	$ 2,128	
Georgia	19	$ 3,195	25	$ 3,142	25	$ 3,142	25	$ 3,142	-	$ -	25	$ 3,142	
North Carolina	10	$ 3,252	50	$ 2,842	122	$ 2,477	174	$ 2,264	10	$ 1,280	184	$ 2,210	
South Carolina	6	$ 3,243	26	$ 2,887	65	$ 2,486	104	$ 2,226	3	$ 1,378	107	$ 2,202	
South of 36-30	**61**	**$ 3,202**	**199**	**$ 2,881**	**471**	**$ 2,504**	**703**	**$ 2,261**	**28**	**$ 1,370**	**731**	**$ 2,227**	
Count × Average		*$ 195,308*		*$ 573,378*		*$ 1,179,252*		*$ 1,589,328*		*$ 38,367*		*$ 1,627,695*	
Florida	**84**	**$ 3,347**	**194**	**$ 3,013**	**310**	**$ 2,734**	**348**	**$ 2,635**	**5**	**$ 1,359**	**353**	**$ 2,617**	
Count × Average		*$ 281,162*		*$ 584,469*		*$ 847,413*		*$ 917,021*		*$ 6,795*		*$ 923,816*	
North Dakota*	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	*Too cold for consideration
South Dakota	-	$ -	-	$ -	-	$ -	2	$ 1,674	1	$ 1,173	3	$ 1,507	
Nebraska	-	$ -	6	$ 2,738	16	$ 2,448	27	$ 2,160	6	$ 1,400	33	$ 2,021	
Iowa	-	$ -	2	$ 2,602	6	$ 2,335	15	$ 1,985	13	$ 1,285	28	$ 1,660	
Plains States	**-**	**$ -**	**8**	**$ 2,704**	**22**	**$ 2,417**	**44**	**$ 2,078**	**20**	**$ 1,314**	**64**	**$ 1,839**	
Count × Average		*$ -*		*$ 21,633*		*$ 53,176*		*$ 91,437*		*$ 26,273*		*$ 117,710*	
Minnesota*	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	*Too cold for consideration
Wisconsin	-	$ -	-	$ -	1	$ 2,418	2	$ 2,091	-	$ -	2	$ 2,091	
Michigan*	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	*Too cold for consideration
Upper Midwest	**-**	**$ -**	**-**	**$ -**	**1**	**$ 2,418**	**2**	**$ 2,091**	**-**	**$ -**	**2**	**$ 2,091**	
Count × Average		*$ -*		*$ -*		*$ 2,418*		*$ 4,182*		*$ -*		*$ 4,182*	
Ohio	2	$ 3,107	24	$ 2,708	66	$ 2,397	139	$ 2,072	34	$ 1,346	173	$ 1,929	
West Virgina	-	$ -	2	$ 2,549	9	$ 2,303	25	$ 1,921	14	$ 1,354	39	$ 1,717	
Indiana*	2	$ 3,057	12	$ 2,745	35	$ 2,409	73	$ 2,091	18	$ 1,350	91	$ 1,944	*Excluding Chicago DMA
Kentucky	-	$ -	14	$ 2,697	38	$ 2,376	75	$ 2,081	12	$ 1,392	87	$ 1,986	
Illinois*	1	$ 3,019	4	$ 2,721	16	$ 2,373	45	$ 1,967	31	$ 1,321	76	$ 1,704	*Excluding Chicago DMA
Ohio River Valley	**5**	**$ 3,069**	**56**	**$ 2,708**	**164**	**$ 2,387**	**357**	**$ 2,054**	**109**	**$ 1,346**	**466**	**$ 1,888**	
Count × Average		*$ 15,346*		*$ 151,668*		*$ 391,465*		*$ 733,213*		*$ 146,670*		*$ 879,883*	
Virginia	12	$ 3,328	46	$ 2,881	87	$ 2,592	136	$ 2,290	22	$ 1,321	158	$ 2,155	
Maryland	4	$ 3,100	28	$ 2,779	65	$ 2,494	94	$ 2,280	14	$ 1,367	108	$ 2,162	
Delaware	-	$ -	2	$ 2,787	12	$ 2,225	18	$ 2,084	2	$ 1,335	20	$ 2,009	
Pennsylvania	1	$ 3,998	21	$ 2,716	77	$ 2,357	135	$ 2,095	37	$ 1,317	172	$ 1,927	
New Jersey	2	$ 3,101	18	$ 2,778	72	$ 2,360	124	$ 2,109	25	$ 1,315	149	$ 1,976	
Washington DC*	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	*District of Columbia excluded
Mid-Atlantic	**19**	**$ 3,291**	**115**	**$ 2,808**	**313**	**$ 2,446**	**507**	**$ 2,185**	**100**	**$ 1,324**	**607**	**$ 2,043**	
Count × Average		*$ 62,535*		*$ 322,940*		*$ 765,745*		*$ 1,107,555*		*$ 132,448*		*$ 1,240,003*	
New York*	1	$ 4,172	9	$ 2,771	37	$ 2,336	57	$ 2,135	23	$ 1,240	80	$ 1,878	*Excludes New York City (Five Boroughs)
Connecticut	-	$ -	1	$ 2,747	11	$ 2,269	21	$ 2,027	4	$ 1,403	25	$ 1,927	
Rhode Island	1	$ 3,859	2	$ 3,235	6	$ 2,508	12	$ 2,147	4	$ 1,372	16	$ 1,953	
Massachusetts	-	$ -	-	$ -	6	$ 2,213	13	$ 1,990	-	$ -	13	$ 1,990	
Vermont*	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	*Too cold for consideration
New Hampshire*	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	*Too cold for consideration
Maine*	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	*Too cold for consideration
New England	**2**	**$ 4,015**	**12**	**$ 2,847**	**60**	**$ 2,329**	**103**	**$ 2,096**	**31**	**$ 1,278**	**134**	**$ 1,907**	
Count × Average		*$ 8,030*		*$ 34,161*		*$ 139,733*		*$ 215,903*		*$ 39,628*		*$ 255,531*	
Rest of CONUS	**171**	**$ 3,289**	**584**	**$ 2,891**	**1,341**	**$ 2,520**	**2,064**	**$ 2,257**	**293**	**$ 1,332**	**2,357**	**$ 2,142**	
		$ 562,381		***$ 1,688,249***		***$ 3,379,203***		***$ 4,658,639***		***$ 390,182***		***$ 5,048,821***	
Alaska	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	*Too cold for consideration
Hawaii	3	$ 3,303	13	$ 2,885	21	$ 2,653	25	$ 2,537	-	$ -	25	$ 2,537	
OCONUS	**3**	**3,303**	**13**	**2,885**	**21**	**2,653**	**25**	**2,537**	**-**	**-**	**25**	**$ 2,537**	
Count × Average		*$ 9,909*		*$ 37,501*		*$ 55,705*		*$ 63,417*		*$ -*		*$ 63,417*	
United States Total	**494**	**$ 3,340**	**1,296**	**$ 2,959**	**2,490**	**$ 2,615**	**3,573**	**$ 2,358**	**427**	**$ 1,311**	**4,000**	**$ 2,247**	
		$ 1,649,850		***$ 3,834,327***		***$ 6,512,157***		***$ 8,426,366***		***$ 559,998***		***$ 8,986,364***